EXHIBIT C

FORM OF NOTICE OF INTENT TO TENDER

NOTICE OF INTENT TO TENDER

Regarding

UNITS

of

MULTI-STRATEGY HEDGE OPPORTUNITIES LLC

Tendered Pursuant to the Offer to Repurchase Dated March 21, 2006

THIS NOTICE OF INTENT TO TENDER MUST BE
RECEIVED BY YOUR MERRILL LYNCH FINANCIAL ADVISOR OR MLIM PORTFOLIO
MANAGER BY APRIL 25, 2006.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 12:00 MIDNIGHT, NEW YORK TIME, ON APRIL 25, 2006, UNLESS THE OFFER
IS EXTENDED.

Complete this Notice of Intent to Tender and Return or Deliver it to
Your Merrill Lynch Financial Advisor or MLIM portfolio manager or to the Company’s Administrator, PFPC, Inc., in the event you do not have a Merrill Lynch financial advisor or MLIM portfolio manager.

For additional information, call the Company at (866) 878-2987.

You may also direct questions to your Merrill Lynch financial advisor or
MLIM portfolio manager.

Multi-Strategy Hedge Opportunities LLC

Ladies and Gentlemen:

        The undersigned hereby tenders to Multi-Strategy Hedge Opportunities LLC, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Company”), the units of limited liability company interests in the Company (“Units”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Repurchase, dated April 25, 2006 (“Offer”), receipt of which is hereby acknowledged, and in this Notice of Intent to Tender. THE OFFER AND THIS NOTICE OF INTENT TO TENDER ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE COMPANY TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

        The undersigned hereby sells to the Company the Units tendered pursuant to this Notice of Intent to Tender. The undersigned warrants that it has full authority to sell the Units tendered hereby and that the Company will acquire good title to the Units, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Units are repurchased by the Company. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

        The undersigned recognizes that under certain circumstances set out in the Offer, the Company may not be required to repurchase the Units tendered hereby.

        A non-interest bearing, non-transferable promissory note for the repurchase price will be held in an account for the undersigned with PFPC, Inc., the Company’s administrator and agent designated for this purpose. Subsequently, any cash payment of the repurchase price for the Units tendered by the undersigned will be made by crediting your account with Merrill Lynch as described below. The undersigned understands that the repurchase price will be based on the unaudited net asset value per Unit as of June 30, 2006 or, if the Offer is extended, such later date as described in Section 3 of the Offer to Repurchase. The undersigned further understands that in the unlikely event any payment for the Units tendered hereby is in the form of securities, such payment will be made by means of a special arrangement between the undersigned and the Company, separate from this Notice of Intent to Tender and the Offer.

        All authority conferred or agreed to be conferred in this Notice of Intent to Tender will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer to Repurchase, this tender is irrevocable.

        PLEASE FAX OR MAIL, IN THE ENCLOSED POSTAGE PAID ENVELOPE, THIS NOTICE OF INTENT TO TENDER TO YOUR MERRILL LYNCH FINANCIAL ADVISOR OR MLIM PORTFOLIO MANAGER. IF YOU DO NOT HAVE A MERRILL LYNCH FINANCIAL ADVISER OR MLIM PORTFOLIO MANAGER, TENDER OF YOUR UNITS MUST BE RECEIVED BY THE COMPANY’S ADMINISTRATOR, PFPC, INC. IN GOOD ORDER AT THE FOLLOWING ADDRESS NO LATER THAN APRIL 25, 2006: PFPC INC., ATTN: MULTI-STRATEGY HEDGE OPPORTUNITIES, LLC, P.O. BOX 219, CLAYMONT, DELAWARE 19703; FAX (302) 791-2790. FOR ADDITIONAL INFORMATION CALL THE COMPANY AT 866-878-2987.

        IF YOU HOLD UNITS IN A WEALTH DIVERSIFIED PORTFOLIO OR OTHER SEPARATE ACCOUNT MANAGED BY MERRILL LYNCH INVESTMENT MANAGERS, L.P. (“MLIM”), PLEASE DISCUSS THIS OFFER TO REPURCHASE WITH YOUR MERRILL LYNCH FINANCIAL ADVISOR OR MLIM PORTFOLIO MANAGER PRIOR TO MAKING AN INVESTMENT DECISION.

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PART 1.	Name and Address (Please Complete; Joint Owners Should Complete for Each):

Name of Member: ________________________________________________

Social Security No. or Taxpayer Identification No.: __________________

Telephone Number: __________________

Name of Joint Member: _______________________________________________

Social Security No. or Taxpayer Identification No.: __________________

Telephone Number: __________________

PART 2.	Units Being Tendered (Please Specify Dollar Amount):

Such tender is with respect to (specify one):

All of the undersigned’s Units.

A portion of the undersigned’s Units expressed as the specific dollar amount below.

$ ____________

A minimum capital account balance of $25,000 (or any lower amount equal to a Member’s initial subscription amount net of distribution fees) must be maintained after taking into account this tender (the “Required Minimum Balance”). The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s capital account balance to fall below the Required Minimum Balance, the Company may reduce the amount to be repurchased from the undersigned so that the Required Minimum Balance is maintained or to repurchase the Member’s entire interest in the Company.

PART 3.	Payment.

Cash Payment

Cash payments will be credited to the Member’s account at Merrill Lynch in which the Member’s Units are held. Please confirm that account number:

Account Number

Promissory Note

The promissory note will be held in an account for the undersigned with PFPC, Inc., the Company’s administrator and agent designated for this purpose. A copy may be requested by calling (800) 348-1824 and, upon request, will be mailed to the undersigned to the address of the undersigned as maintained in the books and records of the Company.

PART 4.	Signature(s). If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.

Signature (Signature should appear exactly as on your Subscription Agreement)	Signature (Signature should appear exactly as on your Subscription Agreement)

Print Name of Member	Print Name of Member

Title (if applicable)	Title (if applicable)

Date: ______________	Date: ______________

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